UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  July 18, 2011

DEYU AGRICULTURE CORP.
(Exact name of registrant as specified in Charter)

Nevada	333-160476	80-0329825
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 808, Tower A,
Century Centre, 8 North Star Road
Beijing, People’s Republic of China
(Address of Principal Executive Offices)

(626) 242-5292
86-13828824414
(Issuer Telephone number)

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 18, 2011, Detian Yu Biotechnology (Beijing) Co., Ltd. (“Detian Yu”), a wholly-owned subsidiary of Deyu Agriculture Corp., a Nevada corporation (the “Registrant”), entered into a Collaboration Agreement of Incorporation with Yalin Gu, an individual, pursuant to which Detian Yu shall invest RMB7,000,000 (US$1,083,590), equal to 70% of the total initial registered share capital of, and Yalin Gu shall invest RMB3,000,000 (US$464,400), equal to 30% of the total initial registered share capital of, Hebei YuGu Grain Co., Ltd., a company which shall be incorporated and registered in Gaocheng City of Shijiazhuang, Hebei Province, China for the investment and operation base in a new project in Gaocheng City entitled the “China Grain Trading Center” (the “Subsidiary”).  The scope of operation of the new Subsidiary shall be sales of grains, beans and potatoes and the import and export of goods and technology.  As of the date of this report, the Subsidiary has no operations.  A copy of the Agreement is attached to this report as Exhibit 10.1 and the information therein is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits:

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Collaboration Agreement of Incorporation, dated July 18, 2011, by and between Detian Yu Biotechnology (Beijing) Co., Ltd. and Yalin Gu (English translated and Chinese versions)	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DEYU AGRICULTURE CORP.

Date: July 19, 2011	By:	/s/ Charlie Lin
Charlie Lin
Chief Financial Officer